The Ultimate Software Group, Inc. And Computershare Trust Company, N.A. As Rights Agent

Amended and Restated Rights Agreement

Dated as of October 19, 2018

TABLE OF CONTENTS
Page

Section 1.Certain Definitions    1
Section 2.Appointment of Rights Agent    10
Section 3.Issue of Right Certificates    10
Section 4.Form of Right Certificates    11
Section 5.Countersignature and Registration    12
Section 6.Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates    12
Section 7.Exercise of Rights; Purchase Price; Expiration Date of Rights    13
Section 8.Cancellation and Destruction of Right Certificates    14
Section 9.Availability of Preferred Shares    14
Section 10.Preferred Shares Record Date    14
Section 11.Adjustment of Purchase Price, Number of Shares or Number of Rights    15
Section 12.Certificate of Adjusted Purchase Price or Number of Shares    21
Section 13.Consolidation, Merger or Sale or Transfer of Assets or Earning Power    21
Section 14.Fractional Rights and Fractional Shares    22
Section 15.Rights of Action    24

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Section 16.Agreement of Right Holders    24
Section 17.Right Certificate Holder not Deemed a Stockholder    24
Section 18.Concerning the Rights Agent    25
Section 19.Merger or Consolidation or Change Of Name of Rights Agent    25
Section 20.Duties of Rights Agent    26
Section 21.Change of Rights Agent    29
Section 22.Issuance of New Right Certificates    30
Section 23.Redemption    30
Section 24.Exchange    32
Section 25.Notice of Certain Events    33
Section 26.Notices    34
Section 27.Supplements and Amendments    35
Section 28.Successors    36
Section 29.Determinations and Actions by the Board of Directors    36
Section 30.Benefits of This Rights Agreement    36
Section 31.Severability    36
Section 32.Governing Law    36

ii

Section 33.Counterparts    36
Section 34.Descriptive Headings    37
Section 35.Force Majeure    37

Exhibit A — Form of Certificate of Designations
Exhibit B — Form of Right Certificate
Exhibit C — Summary of Rights to Purchase Preferred Shares

iii

Amended and Restated Rights Agreement
Amended and Restated Rights Agreement, dated as of October 19, 2018 (the “Rights Agreement”), between The Ultimate Software Group, Inc., a Delaware corporation (the “Company”), and Computershare Trust Company, N.A., successor rights agent to BankBoston, N.A. (the “Rights Agent”).
WHEREAS, the Company and the Rights Agent entered into that certain Rights Agreement dated as of October 22, 1998 (the “Original Agreement”);
WHEREAS, the Board of Directors of the Company (the “Board of Directors”) previously authorized and declared a dividend of one preferred share purchase right (a “Right”) for each Common Share (as hereinafter defined) of the Company outstanding as of November 15, 1998 (the “Record Date”), and previously authorized and directed the issuance of one Right with respect to each Common Share issued between the Record Date and the earliest of the Distribution Date, (as hereinafter defined) the Redemption Date and the Expiration Date (as such terms are hereinafter defined), each Right representing the right to purchase one one-hundredth of a Preferred Share (as such term is hereinafter defined), upon the terms and subject to the conditions herein set forth;
WHEREAS, the Company and the Rights Agent, as of August 26, 2008, amended and restated the Original Agreement (the “Prior Rights Agreement”);
WHEREAS, the Prior Rights Agreement would have expired on October 22, 2018; and
WHEREAS, the Board of Directors has determined to amend and restate the Prior Rights Agreement, to, among other things, extend the term of the Prior Agreement and add a qualifying offer provision as set forth herein.
Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows to amend, restate and supersede the Prior Rights Agreement in its entirety:

Section 1.Certain Definitions. For purposes of this Rights Agreement, the following terms have the meanings indicated:
(a)    “Acquiring Person” shall mean any Person (as hereinafter defined) who or which, together with its Affiliates and Associates (as such terms are hereinafter defined), shall be the Beneficial Owner (as hereinafter defined) of 20% or more of the Common Shares (as hereinafter defined) then outstanding, but shall not include (i) the Company, any Subsidiary (as hereinafter defined) of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any entity holding Common Shares for or pursuant to the terms of any such plan, (ii) any Person who or which becomes the Beneficial Owner of 20% or more of the Common Shares then outstanding as the result of a reduction in the outstanding Common Shares resulting from acquisition of Common Shares by the Company approved by the Board of Directors, unless and until such Person becomes the Beneficial Owner of any additional Common Shares, other than pursuant to a stock dividend or stock split, (iii) any Person who or which the Board of Directors of the Company determines, in good faith, became an Acquiring Person inadvertently, if such Person divests as promptly as practicable a sufficient number of Common Shares (or, in the case solely of Derivative Common Shares (as such term is hereinafter defined), such Person terminates the subject derivative transaction or transactions or disposes of the subject derivative security or securities, or establishes to the satisfaction of the Board of Directors that such Derivative Common Shares are not held with any intention of changing or influencing control of the Company) so that such Person would no longer be an Acquiring Person, or (iv) any Person who or which the Board of Directors of the Company determines, prior to the time such Person would otherwise be an Acquiring Person, should be exempted from the definition of Acquiring Person, provided that the Board of Directors may make such exemption subject to such conditions, if any, which the Board of Directors may determine.
(b)    “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 under the Exchange Act (as hereinafter defined).
(c)    “Associate,” when used to indicate a relationship with any Person, shall mean each, any and all of the following:
(i)    any firm, corporation, limited liability company, partnership, joint venture, bank, trust or other entity of which such Person (A) is an officer or partner or (B) is, directly or indirectly, the Beneficial Owner of 10% or more of any class of equity securities; provided, however, that a firm, corporation, limited liability company, partnership, joint venture, bank, trust or other entity shall not be an “Associate” of a Person if such Person has reported Beneficial Ownership of the Common Shares of such firm, corporation, limited liability company, partnership, joint venture, bank, trust or other entity on Schedule 13G under the Exchange Act, but only if and for so long as:

(1) such Person is the Beneficial Owner of less than 20% of such Common Shares then outstanding, (2) such Person satisfies the criteria set forth in both Rule 13d-1(b)(1)(i) and Rule 13d-1(b)(1)(ii) of the General Rules and Regulations under the Exchange Act and (3) such Person has not reported and is not required to report such ownership on Schedule 13D under the Exchange Act;
(ii)    any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and
(iii)    any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.
(d)    A Person shall be deemed the “Beneficial Owner” of, shall be deemed to “Beneficially Own” and have “Beneficial Ownership” of any securities:
(i)    which such Person or any of such Person’s Affiliates or Associates beneficially owns, directly or indirectly;
(ii)    which such Person or any of such Person’s Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time or the satisfaction of other conditions) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than these Rights), warrants or options, or otherwise, provided, however, that a Person shall not be deemed the Beneficial Owner of, to Beneficially Own, or to have Beneficial Ownership of, any securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange or (B) the right to vote pursuant to any agreement, arrangement or understanding, provided, however, that a Person shall not be deemed the Beneficial Owner of, to Beneficially Own, or to have Beneficial Ownership of, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report);
(iii)    which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person’s Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the provisions of Section 1(d)(iv)) or disposing of any securities of the Company; provided, however, that for purposes of determining Beneficial Ownership of securities under this Rights Agreement, officers and directors of the Company solely by reason of their status as such shall not constitute a group (notwithstanding that they may be Associates of one another or may be deemed to constitute a group for purposes of Section 13(d) of the Exchange Act) and shall not be deemed to own shares owned by another officer or director of the Company; or
(iv)    that are the subject of a derivative transaction entered into by such Person, or derivative security acquired by such Person, which gives such Person the economic equivalent of ownership of an amount of such securities due to the fact that the value of the derivative is explicitly determined by reference to the price or value of such securities, without regard to whether (x) such derivative conveys any voting rights in such securities to such Person, (y) the derivative is required to be, or capable of being, settled through delivery of such securities, or (z) such Person may have entered into other transactions that hedge the economic effect of such derivative. In determining the number of Common Shares deemed Beneficially Owned by virtue of the operation of this Section 1(d)(iv), the subject Person shall be deemed to Beneficially Own (without duplication) the number of Common Shares that are synthetically owned pursuant to such derivative transactions or such derivative securities. Such Common Shares that are deemed so Beneficially Owned pursuant to the operation of this Section 1(d)(iv) shall be referred to herein as “Derivative Common Shares.”
Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase “then outstanding,” when used with reference to a Person’s Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to Beneficially Own hereunder.
(e)    “Board Evaluation Period” shall have the meaning set forth in Section 23(c)(i).
(f)    “Board of Directors” shall have the meaning set forth in the recitals.
(g)    “Business Day” shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in the State New Jersey and the State of New York are authorized or obligated by law or executive order to close.

(h)    “Close of Business” on any given date shall mean 5:00 p.m., New York City time, on such date, provided, however, that, if such date is not a Business Day, it shall mean 5:00 p.m., New York City time, on the next succeeding Business Day.
(i)    “Common Shares” shall mean the shares of common stock, par value $0.01 per share, of the Company, except that “Common Shares” when used with reference to any Person other than the Company shall mean the capital stock (or equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person..
(j)    “Company” shall have the meaning set forth in the preamble.
(k)    “current per share market price” shall have the meaning set forth in Section 11(d) hereof.
(l)    Definitive Acquisition Agreement” shall mean any definitive written agreement entered into by the Company that is conditioned on the approval by the holders of not less than a majority of the outstanding Common Shares at a meeting of the stockholders of the Company with respect to (i) a merger, consolidation, recapitalization, reorganization, share exchange, business combination or similar transaction involving the Company or (ii) the acquisition in any manner, directly or indirectly, of more than 50% of the consolidated total assets (including, without limitation, equity securities of its subsidiaries) of the Company and its Subsidiaries.
(m)    “Distribution Date” shall have the meaning set forth in Section 3(a) hereof.
(n)    “equivalent preferred shares” shall have the meaning set forth in Section 11(b) hereof.
(o)    “Exchange Act” shall mean the Securities Exchange Act of 1934.
(p)    “Exchange Ratio” shall have the meaning set forth in Section 24(a) hereof.
(q)    “Exemption Date” shall have the meaning set forth in Section 23(c)(iii).
(r)    “Expiration Date” shall mean the Close of Business on October 22, 2021.
(s)    “NASDAQ” shall mean the Nasdaq Stock Market.
(t)    “NYSE” shall mean the New York Stock Exchange.

(u)    “Original Agreement” shall have the meaning set forth in the recitals.
(v)    “Person” shall mean any individual, firm, corporation, limited liability company, partnership, joint venture, bank, trust or other entity, and shall include any successor (by merger or otherwise) of such entity.
(w)    “Preferred Shares” shall mean shares of Series A Junior Participating Preferred Stock, $0.01 par value, of the Company having the rights and preferences set forth in the form of Certificate of Designations attached to this Rights Agreement as Exhibit A.
(x)    “Prior Rights Agreement” shall have the meaning set forth in the recitals.
(y)    “Purchase Price” shall initially be $438 for each one one-hundredth of a Preferred Share purchasable pursuant to the exercise of a Right, and shall be subject to adjustment from time to time as provided in Section 11 or 13 hereof.
(z)    “Outside Meeting Date” shall have the meaning set forth in Section 23(c)(iii).
(aa)    “Qualifying Offer” shall mean an offer determined by a majority of directors of the Company who are determined to be independent under the listing standards of the NASDAQ to have, to the extent required for the type of offer specified, each of the following characteristics:
(i)    a fully financed all-cash tender offer or an exchange offer offering shares of common stock of the offeror, or a combination thereof, in each such case for any and all of the outstanding Common Shares at the same per-share consideration;
(ii)    an offer that has commenced within the meaning of Rule 14d-2(a) under the Exchange Act and is made by an offeror (including Affiliates and Associates of such offeror) that Beneficially Owns no more than 1% of the outstanding Common Shares as of the date of such commencement;
(iii)    an offer whose offer price per Common Share is greater than 115% of the highest reported market price for the Common Shares in the twenty-four (24) months immediately preceding the commencement of such offer within the meaning of Rule 14d-2(a) under the Exchange Act, with, in the case of an offer that includes shares of common stock of the offeror, such offer price per Common Share being determined using the lowest reported market price for common stock of the offeror during the five (5) trading days immediately preceding and the five (5) trading days immediately following the commencement of such offer within the meaning of Rule 14d-2(a) under the Exchange Act;

(iv)    an offer that, within twenty (20) Business Days after the commencement date of the offer (or within ten (10) Business Days after any increase in the offer consideration), does not result in a nationally recognized investment banking firm retained by the Board of Directors rendering an opinion to the Board of Directors that the consideration being offered to the stockholders of the Company is either unfair or inadequate;
(v)    if the offer includes shares of common stock of the offeror, an offer pursuant to which (i) the offeror shall permit representatives of the Company (including a nationally-recognized investment banking firm retained by the Board of Directors and legal counsel and an accounting firm designated by the Company) to have access to such offeror’s books, records, management, accountants, financial advisors, counsel and other appropriate outside advisors for the purposes of permitting such representatives to conduct a due diligence review of the offeror in order to permit the Board of Directors to evaluate the offer and make an informed decision and, if requested by the Board of Directors, to permit such investment banking firm (relying as appropriate on the advice of such legal counsel) to be able to render an opinion to the Board of Directors with respect to whether the consideration being offered to the stockholders of the Company is fair from a financial point of view, and (ii) within ten (10) Business Days after such representatives of the Company (including a nationally-recognized investment banking firm retained by the Board of Directors and legal counsel and an accounting firm designated by the Company) shall have notified the Company and the offeror that it had completed the due diligence review to its satisfaction (or following completion of such due diligence review within ten (10) Business Days after any increase in the consideration being offered), such investment banking firm does not render an opinion to the Board of Directors that the consideration being offered to the stockholders of the Company is either unfair or inadequate and such investment banking firm does not, after the expiration of such ten (10) Business Day period, render an opinion to the Board of Directors that the consideration being offered to the stockholders of the Company has become either unfair or inadequate based on a subsequent disclosure or discovery of a development or developments that have had or would reasonably be expected to have a material adverse effect on the value of the common stock of the offeror;
(vi)    an offer that is subject only to the minimum tender condition described below in clause (ix) of this definition and other customary terms and conditions, which conditions shall not include any financing, funding or similar conditions or any requirements with respect to the offeror or its agents being permitted any due diligence with respect to the books, records, management, accountants or other outside advisers of the Company;

(vii)    an offer pursuant to which the Company has received an irrevocable, legally binding written commitment of the offeror that the offer will remain open until at least the later of (i) the date the Board of Directors redeems the outstanding Rights or exempts such offer from the terms of this Rights Agreement, (ii) if Special Meeting Demands (as hereinafter defined) are not received from the holders of a Requisite Percentage with respect to such offer, ten (10) Business days after the end of the Board Evaluation Period and (iii) if a Special Meeting (as hereinafter defined) is duly requested in accordance with Section 23(c), ten (10) Business Days after the date of the Special Meeting or, if no Special Meeting is held within the Special Meeting Period, ten (10) Business Days following the last day of such Special Meeting Period;
(viii)    an offer pursuant to which the Company has received an irrevocable, legally binding written commitment of the offeror that, in addition to the minimum time periods specified in clause (vii) of this definition, the offer, if it is otherwise to expire prior thereto, will be extended for at least twenty Business Days after (i) any increase in the consideration being offered or (ii) any bona fide alternative offer is commenced within the meaning of Rule 14d-2(a) under the Exchange Act; provided, however, that such offer need not remain open, as a result of clause (vii) of this definition and this clause (viii), beyond (1) the time that any other offer satisfying the criteria for a Qualifying Offer is then required to be kept open under clause (vii) of this definition and this clause (viii), (2) the expiration date, as such date may be extended by public announcement (with written notice to the Rights Agent) in compliance with Rule 14e- 1 under the Exchange Act, of any other tender offer for the Common Shares with respect to which the Board of Directors has agreed to redeem the Rights immediately prior to acceptance for payment of the Common Shares thereunder (unless such other offer is terminated prior to its expiration without any Common Shares having been purchased thereunder) or (3) three (3) Business Days after the stockholder vote with respect to approval of a Definitive Acquisition Agreement with another offeror has been officially determined and certified by the inspectors of elections;
(ix)    an offer that is conditioned on a minimum of at least a majority of (i) the Common Shares outstanding on a fully-diluted basis and (ii) the outstanding Common Shares not held by the Person making such offer (or such Person’s Affiliates and Associates) being tendered and not withdrawn as of the offer’s expiration date, which condition shall not be waivable;
(x)    an offer pursuant to which the Company has received an irrevocable, legally binding written commitment of the offeror to consummate, as promptly as practicable upon successful completion of the offer, a second step transaction whereby all Common Shares not tendered into the offer will be acquired at the same consideration per Common Share actually paid pursuant to the offer, subject to stockholders’ statutory appraisal rights, if any;
(xi)    an offer pursuant to which the Company has received an irrevocable, legally binding written commitment of the offeror that no amendments will be made to the offer to reduce the consideration being offered or to otherwise change the terms of the offer in a way that is adverse to a tendering stockholder (other than extensions of the offer consistent with the terms thereof);
(xii)    an offer (other than an offer consisting solely of cash consideration) pursuant to which the Company has received the written representation and certification of the offeror and the written representations and certifications of the offeror’s Chief Executive Officer and Chief Financial Officer, acting in such capacities, that (i) all facts about the offeror that would be material to making an investor’s decision to accept the offer have been fully and accurately disclosed as of the date of the commencement of the offer within the meaning of Rule 14d-2(a) of the Exchange Act, (ii) all such new facts will be fully and accurately disclosed on a prompt basis during the entire period during which the offer remains open, and (iii) all required Exchange Act reports will be filed by the offeror in a timely manner during such period; and
(xiii)    if the offer includes shares of common stock of the offeror, (i) the offeror is a publicly owned United States corporation and its common stock is freely tradable and is listed or admitted to trading on either the NASDAQ or the NYSE, (ii) no stockholder approval of the offeror is required to issue such common stock, or, if required, such approval has already been obtained, (iii) no Person (including such Person’s Affiliates and Associates) beneficially owns more than 20% of the voting stock of the offeror at the time of commencement of the offer or at any time during the term of the offer, (iv) no other class of voting stock of the offeror is outstanding and (v) the offeror meets the registrant eligibility requirements for use of Form S-3 for registering securities under the Securities Act, including, without limitation, the filing of all required Exchange Act reports in a timely manner during the twelve calendar months prior to the date of commencement of such offer.
For the purposes of the definition of Qualifying Offer, “fully financed” shall mean that the offeror has sufficient funds for the offer and related expenses which shall be evidenced by (i) firm, unqualified, written commitments from responsible financial institutions having the necessary financial capacity, accepted by the offeror, to provide funds for such offer subject only to customary terms and conditions, (ii) cash or cash equivalents then available to the offeror, set apart and maintained solely for the purpose of funding the offer with an irrevocable, legally binding written commitment being provided by the offeror to the Board of Directors to maintain such availability until the offer is consummated or withdrawn or (iii) a combination of the foregoing; which evidence has been provided to the Company prior to, or upon, commencement of the offer. If an offer becomes a Qualifying Offer in accordance with this definition, but subsequently ceases to be a Qualifying Offer as a result of the failure at a later date to continue to satisfy any of the requirements of this definition, such offer shall cease to be a Qualifying Offer and the provisions of Section 23(c) shall no longer be applicable to such offer.
(bb)    “Qualifying Offer Resolution” shall have the meaning set forth in Section 23(c)(i).
(cc)    “Record Date” shall have the meaning set forth in the recitals.
(dd)    “Redemption Date” shall mean the time at which the Rights are redeemed as provided in Section 23 hereof.
(ee)    “Requisite Percentage” shall have the meaning set forth in Section 23(c)(i).
(ff)    “Redemption Price” shall have the meaning set forth in Section 23(a) hereof.
(gg)    “Reduced Threshold” shall have the meaning set forth in Section 27.
(hh)    “Right” shall have the meaning set forth in the recitals.
(ii)    “Right Certificate” shall have the meaning set forth in Section 3(a) hereof.
(jj)    “Rights Agent” shall have the meaning set forth in the preamble hereof.
(kk)    “Rights Agreement” shall have the meaning set forth in the preamble.
(ll)    “Security” shall have the meaning set forth in Section 11(d)(i) hereof.
(mm)    “Stock Acquisition Date” shall mean the first date of public announcement (including, without limitation, by a filing under the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such or such earlier date as a majority of the Board of Directors shall become aware of the existence of an Acquiring Person.
(nn)    “Special Meeting” shall have the meaning set forth in Section 23(c)(i).
(oo)    “Special Meeting Demand” shall have the meaning set forth in Section 23(c)(i).

(pp)    “Special Meeting Period” shall have the meaning set forth in Section 23(c)(ii).
(qq)    “Subsidiary” shall mean any Person means any corporation, limited liability company, partnership, joint venture, bank, trust or other entity of which a majority of the voting power of the voting equity securities or equity interests is owned, directly or indirectly, by such Person.
(rr)    “Trading Day” shall have the meaning set forth in Section 11(d)(i) hereof.
Section 2.    Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable, upon ten (10) days’ prior written notice to the Rights Agent. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such co-Rights Agent. In the event the Company appoints one or more co-rights agent, the respective duties of the Rights Agent and any co-rights agent shall be as the Company shall reasonably determine, provided that such duties and determination are consistent with the terms and provisions of this Agreement and that contemporaneously with such appointment, if any, the Company shall notify the Rights Agent in writing thereof.
Section 3.    Issue of Right Certificates. (a) Until the Close of Business on the day which is the earlier of (i) the tenth Business Day following the Stock Acquisition Date or (ii) tenth Business Day (or such later date, if any, as the Board may determine prior to such time as any Person becomes an Acquiring Person) after the date that any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding Common Shares for or pursuant to the terms of any such plan) commences, or of the first public announcement of the intention of any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding Common Shares for or pursuant to the terms of any such plan) to commence, a tender or exchange offer the consummation of which would result in any Person becoming the Beneficial Owner of 20% or more of the outstanding Common Shares, in each case, including any such date which is after the date of this Rights Agreement and prior to the issuance of the Rights (the earlier of such dates being herein referred to as the “Distribution Date”), (x) the Rights will be evidenced (subject to the provisions of Section 3(b) hereof) by the certificates for Common Shares registered in the names of the holders thereof (which certificates shall also be deemed to be Right Certificates) and not by separate Right Certificates and (y) the right to receive Right Certificates will be transferable only in connection with the transfer of Common Shares. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested to do so by the Company and provided with all necessary information and documents, send) by first-class, insured, postage-prepaid mail, to each record holder of Common Shares as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate, in substantially the form of Exhibit B hereto (a “Right Certificate”), evidencing one Right for each Common Share so held. As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates. Until the Company provides the Rights Agent with written notice of the occurrence of the Distribution Date, the Rights Agent shall not be deemed to have knowledge of the occurrence of the Distribution Date.
(a)    The Company will make available a Summary of Rights to Purchase Preferred Shares, in substantially the form of Exhibit C hereto, to any holder of Rights who may so request from time to time prior to the Expiration Date. With respect to certificates for Common Shares outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates and the registered holders of the Common Shares shall also be the registered holders of the associated Rights. Until the Distribution Date (or the earlier of the Redemption Date or the Expiration Date), the surrender for transfer of any certificate for Common Shares in respect of which Rights have been issued shall also constitute the transfer of the Rights associated with such Common Shares.
(b)    Rights shall be issued in respect of all Common Shares which are issued (whether originally issued or from the Company’s treasury) after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date or the Expiration Date. Certificates representing such Common Shares have printed on, written on or otherwise affixed to them a legend in substantially the following form:
THIS CERTIFICATE ALSO EVIDENCES AND ENTITLES THE HOLDER HEREOF TO CERTAIN RIGHTS AS SET FORTH IN A RIGHTS AGREEMENT BETWEEN THE ULTIMATE SOFTWARE GROUP, INC. (THE “COMPANY”) AND THE RIGHTS AGENT THEREUNDER (THE “RIGHTS AGREEMENT”), THE TERMS OF WHICH ARE HEREBY INCORPORATED HEREIN BY REFERENCE AND A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICES OF THE COMPANY. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, SUCH RIGHTS WILL BE EVIDENCED BY SEPARATE CERTIFICATES AND WILL NO LONGER BE EVIDENCED BY THIS CERTIFICATE. THE COMPANY WILL MAIL TO THE HOLDER OF THIS CERTIFICATE A COPY OF THE RIGHTS AGREEMENT WITHOUT CHARGE AFTER RECEIPT OF A WRITTEN REQUEST THEREFOR. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS ISSUED TO ANY PERSON WHO BECOMES AN ACQUIRING PERSON (AS DEFINED IN THE RIGHTS AGREEMENT), INCLUDING SUCH RIGHTS HELD BY A SUBSEQUENT HOLDER, MAY BECOME NULL AND VOID.
With respect to such certificates containing the foregoing legend, until the Distribution Date, the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares represented thereby. In the event that the Company purchases, acquires or redeems any Common Shares after the Record Date but prior to the Distribution Date, any Rights associated with such Common Shares shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Shares which are no longer outstanding.
Section 4.    Form of Right Certificates. The Right Certificates (and the forms of election to purchase Preferred Shares and of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Rights Agreement and which do not affect the rights, duties or responsibilities of the Rights Agent, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or automated quotation system on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Sections 11 and 22 hereof, the Right Certificates shall entitle the holders thereof to purchase such number of one one-hundredths of a Preferred Share as shall be set forth therein at the price per one one-hundredth of a Preferred Share set forth therein, but the number of one one-hundredths of a Preferred Share and the Purchase Price shall be subject to adjustment as provided herein.
Section 5.    Countersignature and Registration. (a) The Right Certificates shall be executed on behalf of the Company by its chairman of the Board of Directors, its Chief Executive Officer, its President, any of its Vice Presidents, or its Treasurer, either manually or by facsimile signature, shall have affixed thereto the Company’s seal or a facsimile thereof, and shall be attested by the secretary or an assistant secretary of the Company, either manually or by facsimile signature. Upon written request by the Company, the Right Certificates shall be countersigned by the Rights Agent, either manually or by facsimile signature, and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the Person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any Person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate although at the date of the execution of this Rights Agreement any such Person was not such an officer of the Company.
(a)    Following the Distribution Date and receipt by the Rights Agent of (i) written notice of the occurrence of the Distribution Date pursuant to Section 3(a), and (ii) all necessary information requested by the Rights Agent pursuant to Section 3(a), the Rights Agent will keep or cause to be kept, at its at its office or offices designated for such purpose, books or electronic records for registration of ownership and transfer of the Right Certificates issued hereunder. Such books or electronic records shall show the names and addresses of the respective registered holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

Section 6.    Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed; Lost or Stolen Right Certificates; Uncertificated Rights. (a) Subject to the provisions of Section 14 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the earlier of the Redemption Date or the Expiration Date, any Right Certificate or Right Certificates (other than Right Certificates representing Rights that have become null and void pursuant to Section 11(a)(ii) hereof or that have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates entitling the registered holder to purchase a like number of one one-hundredths of a Preferred Share as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the office or offices of the Rights Agent designated for such purpose. Thereupon the Rights Agent shall, countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates. The Rights Agent shall have no duty or obligation to take any action under any section of this Rights Agreement which requires the payment by a Rights holder of applicable taxes and/or charges unless and until it is reasonably satisfied that all such taxes and/or charges have been paid.
(a)    Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company’s request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.
(c)    Notwithstanding any other provision of this Rights Agreement to the contrary, the Company and the Rights Agent may amend this Rights Agreement to provide for uncertificated Rights in addition to or in place of Rights evidenced by Rights Certificates.
Section 7.    Exercise of Rights; Purchase Price; Expiration Date of Rights. (a) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein), in whole or in part, at any time after the Distribution Date, upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof properly completed and duly executed, to the Rights Agent at the office or offices of the Rights Agent designated for such purpose, together with payment of the Purchase Price for each one one-hundredth of a Preferred Share as to which the Rights are exercised, at or prior to the earliest of (i) the Expiration Date, (ii) the Redemption Date or (iii) the time at which such Rights are exchanged as provided in Section 24 hereof.
(a)    The Purchase Price shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.
(b)    Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase properly completed and duly executed, accompanied by payment of the Purchase Price for the shares to be purchased and an amount equal to any applicable tax or charge required to be paid by the holder of such Right Certificate in accordance with Section 9 hereof by certified check, cashier’s check or money order payable to the order of the Company, the Rights Agent shall thereupon promptly (i) (A) requisition from any transfer agent of the Preferred Shares certificates for the number of Preferred Shares to be purchased and the Company hereby irrevocably authorizes any such transfer agent to comply with all such requests, or (B) requisition from the depositary agent depositary receipts representing such number of one one-hundredths of a Preferred Share as are to be purchased (in which case certificates for the Preferred Shares represented by such receipts shall be deposited by the transfer agent of the Preferred Shares with such depositary agent) and the Company hereby directs such depositary agent to comply with such request; (ii) when necessary to comply with this Rights Agreement, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof; (iii) promptly after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder; and (iv) when necessary to comply with this Rights Agreement, after receipt, promptly deliver such cash to or upon the order of the registered holder of such Right Certificate.
(c)    In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to such holder’s duly authorized assigns, subject to the provisions of Section 14 hereof.
Section 8.    Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Right Certificates, and, in such case, shall deliver a certificate of destruction thereof to the Company.
Section 9.    Availability of Preferred Shares. (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Preferred Shares or any Preferred Shares held in its treasury, the number of Preferred Shares that will be sufficient to permit the exercise in full of all outstanding Rights in accordance with Section 7. The Company covenants and agrees that it will take all such action as may be necessary to ensure that all securities delivered upon exercise of Rights shall, at the time of delivery of the certificates for such securities (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable.
(a)    The Company further covenants and agrees that it will pay when due and payable any and all federal and state taxes or charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any Preferred Shares upon the exercise of Rights. The Company shall not, however, be required to pay any tax or charge which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of certificates or depositary receipts for the Preferred Shares in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or to deliver any certificates or depositary receipts for Preferred Shares upon the exercise of any Rights until any such tax or charge shall have been paid (any such tax or charge being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company’s and the Rights Agent’s reasonable satisfaction that no such tax or charge is due.
(b)    The Company will use its best efforts to ensure that any securities issued pursuant hereto are issued in compliance with all applicable laws.
Section 10.    Preferred Shares Record Date. Each Person in whose name any certificate for Preferred Shares is issued upon the exercise or exchange of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Shares represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered with the forms of election and certification properly completed and duly executed and payment of the Purchase Price (and any applicable taxes or charges) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Shares transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such Preferred Shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Shares transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a holder of Preferred Shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.
Section 11.    Adjustment of Purchase Price, Number of Shares or Number of Rights. The Purchase Price, the number of Preferred Shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.
(a)    (i) In the event the Company shall at any time after the date of this Rights Agreement (A) declare a dividend on the Preferred Shares payable in Preferred Shares, (B) subdivide the outstanding Preferred Shares, (C) combine the outstanding Preferred Shares into a smaller number of Preferred Shares or (D) issue any shares of its capital stock in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Shares transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right.

(i)    Subject to Section 24 of this Rights Agreement, in the event any Person becomes an Acquiring Person, each holder of a Right shall thereafter have a right to receive, upon exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable, in accordance with the terms of this Rights Agreement and in lieu of Preferred Shares, such number of Common Shares as shall equal the result obtained by (A) multiplying the then current Purchase Price by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable and dividing that product by (B) 50% of the then current per share market price of the Company’s Common Shares (determined pursuant to Section 11(d) hereof) on the date of the occurrence of such event; provided, however, that if the transaction that would otherwise give rise to the foregoing adjustment is also subject to the provisions of Section 13 hereof, then only the provisions of Section 13 hereof shall apply and no adjustment shall be made pursuant to this Section 11(a)(ii). In the event that any Person shall become an Acquiring Person and the Rights shall then be outstanding, the Company shall not take any action which would eliminate or diminish the benefits intended to be afforded by the Rights.
Notwithstanding anything in this Agreement to the contrary, from and after the occurrence of such event, any Rights that are or were acquired or Beneficially Owned by any Acquiring Person (or any Associate or Affiliate of such Acquiring Person) shall be null and void and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Rights Agreement. No Right Certificate shall be issued pursuant to Section 3 that represents Rights Beneficially Owned by an Acquiring Person whose Rights would be null and void pursuant to the preceding sentence or any Associate or Affiliate thereof; no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person whose Rights would be null and void pursuant to the preceding sentence or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate; and any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person whose Rights would be null and void pursuant to the preceding sentence shall be cancelled.
(ii)    If there shall not be sufficient Common Shares issued but not outstanding or authorized but unissued to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii), the Company shall take all such action as may be necessary to authorize additional Common Shares for issuance upon exercise of the Rights. If the Company shall, after good faith effort, be unable to take all such action as may be necessary to authorize such additional Common Shares, the Company shall substitute, for each Common Share that would otherwise be issuable upon exercise of a Right, a number of Preferred Shares or fraction thereof (or a security with substantially similar rights, privileges, preferences, voting power and economic rights)

such that the current per share market price of one Preferred Share (or such other security) multiplied by such number or fraction is equal to the current per share market price of one Common Share as of the date of issuance of such Preferred Shares or fraction thereof (or other security).
(b)    In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Shares entitling them (for a period expiring within forty-five (45) calendar days after such record date) to subscribe for or purchase Preferred Shares (or shares having the same rights, privileges and preferences as the Preferred Shares (“equivalent preferred shares”)) or securities convertible into Preferred Shares or equivalent preferred shares at a price per Preferred Share or equivalent preferred share (or having a conversion price per share, if a security convertible into Preferred Shares or equivalent preferred shares) less than the then current per share market price of the Preferred Shares on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Preferred Shares outstanding on such record date plus the number of Preferred Shares which the aggregate offering price of the total number of Preferred Shares and/or equivalent preferred shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of Preferred Shares outstanding on such record date plus the number of additional Preferred Shares and/or equivalent preferred shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.
(c)    In case the Company shall fix a record date for the making of a distribution to all holders of the Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Preferred Shares) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then current per share market price of the Preferred Shares on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and holders of the Rights) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Preferred Share and the denominator of which shall be such current per share market price of the Preferred Shares; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.
(d)    (i) For the purpose of any computation hereunder, the “current per share market price” of any security (a “Security” for the purpose of this Section 11(d)(i)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the thirty (30) consecutive Trading Days immediately prior to such date; provided, however, that in the event that the current per share market price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares, or (B) any subdivision, combination or reclassification of such Security and prior to the expiration of thirty (30) Trading Days after, but not including, the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per share equivalent of such Security. The closing price for each day shall be the last sale price, regular way, recorded at or prior to 4:00 p.m. New York time or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, recorded at or prior to 4:00 p.m. New York time, in either case, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NASDAQ or, if the Security is not listed or admitted to trading on the NASDAQ, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price or at or prior to 4:00 p.m. New York Time, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported as of 4:00 p.m.

New York time by the NASDAQ or such other system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Security, the fair value of the Security on such date as determined in good faith by the Board of Directors of the Company shall be used. The term “Trading Day” shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day.
(i)    For the purpose of any computation hereunder, the “current per share market price” of the Preferred Shares shall be determined in accordance with the method set forth in Section 11(d)(i). If the Preferred Shares are not publicly traded, the “current per share market price” of the Preferred Shares shall be conclusively deemed to be the current per share market price of the Common Shares as determined pursuant to Section 11(d)(i) (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof), multiplied by one hundred. If neither the Common Shares nor the Preferred Shares are publicly held or so listed or traded, “current per share market price” shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent.
(e)    No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one-millionth of a Preferred Share or one ten-thousandth of any other share or security as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the date of the expiration of the right to exercise any Rights.
(f)    If, as a result of an adjustment made pursuant to Section 11(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Preferred Shares, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares contained in Section 11(a) through (c), inclusive, and the provisions of Sections 7, 9, 10 and 13 with respect to the Preferred Shares shall apply on like terms to any such other shares.
(g)    All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-hundredths of a Preferred Share purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.
(h)    Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredths of a Preferred Share (calculated to the nearest one millionth of a Preferred Share) obtained by (A) multiplying (x) the number of one one-hundredths of a share covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (B) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.
(i)    The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights in substitution for any adjustment in the number of one one-hundredths of a Preferred Share purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one millionth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement with written notice to the Rights Agent of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least ten days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.
(j)    Irrespective of any adjustment or change in the Purchase Price or the number of one one-hundredths of a Preferred Share issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one one-hundredths of a Preferred Share which were expressed in the initial Right Certificates issued hereunder, but, nevertheless, shall represent the Rights as so adjusted.
(k)    Before taking any action that would cause an adjustment reducing the Purchase Price below one one-hundredth of the then par value, if any, of the Preferred Shares issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Preferred Shares at such adjusted Purchase Price.
(l)    In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer (and shall give prompt written notice of such election to the Rights Agent), until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.
(m)    Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that, it, in its sole discretion, shall determine to be advisable in order that any consolidation or subdivision of the Preferred Shares, issuance wholly for cash of any Preferred Shares at less than the current market price, issuance wholly for cash of Preferred Shares or securities which by their terms are convertible into or exchangeable for Preferred Shares, dividends on Preferred Shares payable in Preferred Shares or issuance of rights, options or warrants referred to hereinabove in Section 11(b), hereafter made by the Company to holders of its Preferred Shares shall not be taxable to such stockholders.

(n)    In the event that at any time after the date of this Rights Agreement and prior to the Distribution Date, the Company shall (i) declare or pay any dividend on the Common Shares payable in Common Shares or effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares) into a greater or lesser number of Common Shares, then in any such case (A) the number of one one-hundredths of a Preferred Share purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of one one-hundredths of a Preferred Share so purchasable immediately prior to such event by a fraction, the numerator of which is the number of Common Shares outstanding immediately before such event and the denominator of which is the number of Common Shares outstanding immediately after such event, and (B) each Common Share outstanding immediately after such event shall have issued with respect to it that number of Rights which each Common Share outstanding immediately prior to such event had issued with respect to it. The adjustments provided for in this Section 11(n) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.
Section 12.    Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Sections 11 or 13 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment, and a brief, reasonably detailed statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Common Shares or the Preferred Shares a copy of such certificate and (c) if a Distribution Date has occurred, mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25 hereof. Notwithstanding the foregoing sentence, the failure of the Company to make such certification or give such notice shall not affect the validity of or the force or effect of the requirement for such adjustment. Any adjustment to be made pursuant to Section 11 or Section 13 of this Rights Agreement shall be effective as of the date of the event giving rise to such adjustment. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment or statements contained therein, and shall have no duty or liability with respect to, and shall not be deemed to have knowledge of, any such adjustment or any such event unless and until it shall have received such a certificate.
Section 13.    Consolidation, Merger or Sale or Transfer of Assets or Earning Power. In the event, directly or indirectly, at any time after a Person has become an Acquiring Person, (a) the Company shall consolidate with, or merge with and into, any other Person, (b) any Person shall consolidate with the Company, or merge with and into the Company and the Company shall be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the Common Shares shall be changed into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property or (c) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person other than the Company or one or more of its wholly-owned Subsidiaries, then, and in each such case, proper provision shall be made so that
(i)    each holder of a Right (except as otherwise provided herein) shall thereafter have the right to receive, upon the exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable, in accordance with the terms of this Rights Agreement and in lieu of Preferred Shares, such number of validly issued, fully paid, nonassessable and freely tradable Common Shares of such other Person (including the Company as successor thereto or as the surviving corporation) not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall equal the result obtained by (A) multiplying the then current Purchase Price by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable and dividing that product by (B) 50% of the then current per share market price of the Common Share of such other Person (determined pursuant to Section 11(d) hereof) on the date of consummation of such consolidation, merger, sale or transfer;
(ii)    the issuer of such Common Shares shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Rights Agreement;
(iii)    the term “Company” shall thereafter be deemed to refer to such issuer; and
(iv)    such issuer shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares in accordance with Section 9 hereof) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the Common Shares thereafter deliverable upon the exercise of the Rights.
The Company shall not consummate any such consolidation, merger, sale or transfer unless prior thereto the Company and such issuer shall have executed and delivered to the Rights Agent a supplemental agreement so providing. The Company shall not enter into any transaction of the kind referred to in this Section 13 if at the time of such transaction there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements which, as a result of the consummation of such transaction, would eliminate or substantially diminish the benefits intended to be afforded by the Rights. The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. The provisions of Section 11(a)(ii) hereof shall be of no effect following the occurrence of any event described in clause (a), (b) or (c) above of this Section 13.
Section 14.    Fractional Rights and Fractional Shares. (a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way reported at or prior to 4:00 p.m., New York time, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way reported at or prior to 4:00 p.m., New York time, in either case, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NASDAQ or, if the Rights are not listed or admitted to trading on the NASDAQ, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price reported at or prior to 4:00 p.m., New York time, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported at or prior to 4:00 p.m., New York time, by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices reported at or prior to 4:00 p.m., New York time, as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.
(a)    The Company shall not be required to issue fractions of Preferred Shares (other than fractions which are integral multiples of one one-hundredth of a Preferred Share) upon exercise of the Rights or to distribute certificates which evidence fractional Preferred Shares (other than fractions which are integral multiples of one one-hundredth of a Preferred Share). Fractions of Preferred Shares in integral multiples of one one-hundredth of a Preferred Share may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it; provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as Beneficial Owners of the Preferred Shares represented by such depositary receipts. In lieu of fractional Preferred Shares that are not integral multiples of one one-hundredth of a Preferred Share, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Preferred Share. For the purposes of this Section 14(b), the current market value of a Preferred Share shall be the closing price of a Preferred Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.
(b)    The Company shall not be required to issue fractions of Common Shares or to distribute certificates which evidence fractional Common Shares. In lieu of such fractional Common Shares, the Company shall pay to the registered holder of the Right Certificates at the time such Rights are exercised as herein provided an amount of cash equal to the same fraction of the current market value of a whole Common Share. For the purpose of this Section 14(c), the current market value of a Common Share (as defined pursuant to Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.
(c)    The holder of a Right by the acceptance of the Right expressly waives such holder’s right to receive any fractional Rights or any fractional shares upon exercise of a Right (except as expressly provided above).
(d)    The Rights Agent shall not have any duty to make a payment for fractional Rights or fractional shares unless and until the Company shall deliver to it a certificate setting forth in reasonable detail the facts related to such payments and the prices and/or formulas utilized in calculating such payments and provide to it sufficient monies to make such payments. The Rights Agent shall be fully protected in relying upon such a certificate and shall have no duty with respect to, and shall not be deemed to have knowledge of, any payment for fractional Rights or fractional shares unless and until the Rights Agent shall have received such a certificate.
Section 15.    Rights of Action. (a) All rights of action in respect of this Rights Agreement, except the rights of action given to the Rights Agent under Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Shares), may, in such holder’s own behalf and for such holder’s own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder’s right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Rights Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Rights Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Rights Agreement.
(b)     Notwithstanding anything in this Rights Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of the Company’s or the Rights Agent’s inability to perform any of their respective obligations under this Rights Agreement by reason of any preliminary or permanent injunction or other order, judgment, decree or ruling (whether interlocutory or final) issued by a court or by a governmental, regulatory, self-regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, that the Company must use all reasonable efforts to have any such injunction, order, judgment, decree or ruling lifted or otherwise overturned as soon as possible.
Section 16.    Agreement of Right Holders. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:
(a)    prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares;
(b)    after the Distribution Date, the Rights Certificates will be transferable only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate form of assignment and certificates, properly completed and duly executed, accompanied by a signature guarantee and such other documentation as the Rights Agent may reasonably request; and
(c)    the Company and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificate or the associated Common Shares certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.
Section 17.    Right Certificate Holder not Deemed a Stockholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Shares or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.
Section 18.    Concerning the Rights Agent. The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder this Rights Agreement and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the preparation, delivery, amendment, administration and execution of this Rights Agreement and the exercise and performance of its duties hereunder, including any taxes or charges imposed as a result of any action taken hereunder (other than taxes or charges on the fees payable to it). The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense (including without limitation, the reasonable fees and expenses of legal counsel that may be paid, incurred or suffered by it, or which it may become subject) without gross negligence, bad faith or willful misconduct on the part of the Rights Agent (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable court of competent jurisdiction) for any action taken, suffered or omitted to be taken by the Rights Agent in connection with the acceptance and administration of its duties under this Rights Agreement, including, without limitation, the costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly. The provisions of this Section 18 and Section 20, below, shall survive the termination of this Rights Agreement, the exercise or expiration of the Rights and the resignation or removal of the Rights Agent. The cost and expenses incurred in enforcing this rights of indemnification by the Rights Agent shall be paid by the Company. The Rights Agent may conclusively rely upon and shall be fully authorized to rely on shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Rights Agreement in reliance upon any Right Certificate or certificate for the Preferred Shares or Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof. Notwithstanding anything contained herein to the contrary, the Rights Agent's aggregate liability during any term of this Rights Agreement with respect to, arising from, or arising in connection with this Rights Agreement, or from all services provided or omitted to be provided under this Rights Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed, the amounts paid hereunder by the Company to the Rights Agent as fees and charges, but not including reimbursable expenses, during the twelve (12) months immediately preceding the event for which recovery from the Rights Agent is being sought. The terms under this Section 18 shall survive the termination, replacement or removal of the Rights Agent hereunder. The Rights Agent shall not be deemed to have knowledge of any event of which it was supposed to receive notice thereof hereunder, and the Rights Agent shall be fully protected and shall incur no liability for failing to take any action in connection therewith unless and until it has received such notice in writing.
Section 19.    Merger or Consolidation or Change of Name of Rights Agent. (a) Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the stock transfer other shareholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Rights Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Rights Agreement; provided, however, that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. The purchase of all or substantially all of the Rights Agent’s assets employed in the performance of transfer agent activities shall be deemed a merger or consolidation for purposes of this Section 19. In case at the time such successor Rights Agent shall succeed to the agency created by this Rights Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and, in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Rights Agreement.
(a)    In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Rights Agreement.
Section 20.    Duties of Rights Agent. The Rights Agent undertakes to perform only the duties and obligations, expressly imposed by this Rights Agreement (and no implied duties or obligations) shall be read into this Agreement against the Rights Agent. The Rights Agent shall perform those duties and obligations upon the following terms and conditions, by all of which the Company and the holders of the Right Certificates (or, prior to the Distribution Date, of the Common Shares), by their acceptance thereof, shall be bound:
(a)    The Rights Agent may consult with legal counsel of its choice (who may be legal counsel for the Company, or may be an employee or legal counsel of the Rights Agent), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent, and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it in the absence of bad faith and in accordance with such advice or opinion.
(b)    Whenever in the performance of its duties under this Rights Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person or Affiliate or Associate thereof, and the determination of the current per share market price of any security) be proved or established by the Company prior to taking, suffering or omitting to take any action under this Rights Agreement, such fact or matter (unless other evidence in respect thereof be specifically prescribed in this Rights Agreement) may be deemed to be conclusively proved and established by a certificate signed by to be any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent, and such certificate shall be full and complete authorization and protection to the Rights Agent, and the Rights Agent shall incur no liability for or in respect of any action taken or suffered in the absence of bad faith or omitted to be taken by it in the absence of bad faith under the provisions of this Rights Agreement in reliance upon such certificate. The Rights Agent shall have no duty to act without such a certificate as set forth in this Section 20 (b).
(c)    The Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence, bad faith or willful misconduct (each as determined by a final non-appealable judgment of a court of competent jurisdiction); provided, however, that the Rights Agent shall not be liable for special, consequential, indirect, incidental or punitive damages under any provision of this Rights Agreement or for any consequential, indirect, punitive, special or incidental damages arising out of any act or failure to act hereunder even if the Rights Agent has been advised of or has foreseen the possibility or likelihood of such damages.
(d)    The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Rights Agreement or in the Right Certificates (except as to its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.
(e)    The Rights Agent shall not have any liability for, nor be under any responsibility in respect of the validity of this Rights Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the legality or validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Rights Agreement or in any Rights Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming null and void pursuant to Section 11(a)(ii) hereof) or any adjustment or change in the terms of the Rights (including any adjustment required under the provisions of Section 3,  11, 13, 23 or 24, hereof) or for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice that such change or adjustment is required); it shall not by any act under this Rights Agreement be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares or Common Shares to be issued pursuant to this Rights Agreement or any Rights Certificate or as to whether any Preferred Shares or Common Shares will, when so issued, be validly authorized and issued, fully paid and nonassessable; and it shall not be responsible for any change in the exercisability of the Rights (including the Rights becoming null and void hereunder).
(f)    The Company agrees that it shall perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required or requested by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Rights Agreement.
(g)    The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken, suffered or omitted to be taken by it in accordance with the instructions of any such officer or in failing to take action prior to receiving such advice or instruction, including any delay in acting while waiting for those instructions or advice. The Rights Agent shall be fully authorized and protected in relying upon the most recent advice or instructions received by any such officer. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken, suffered or omitted to be taken by the Rights Agent with respect to its duties and obligations under this Rights Agreement and the date on or after which such action shall be taken, suffered or such omission shall be effective. The Rights Agent shall be fully authorized and protected in relying upon the most recent instructions received from any such officer, and shall not be liable for any action taken, suffered or omitted to be taken by it in accordance with a proposal included in any such application on or after the date specified therein (which date shall not be less than five (5) Business Days after the date indicated in such application unless any such officer shall have consented in writing to an earlier date) unless, prior to taking, suffering or omitting to take any such action, the Rights Agent has received written instructions from the Company in response to such application reasonably specifying the action to be taken, suffered or omitted to be taken. Notwithstanding anything in this Rights Agreement to the contrary, the Rights Agent shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Company. The Rights Agent shall not be required to take any action or to follow any instruction of the Company that the Rights Agent believes, in its sole discretion, would cause the Rights Agent to take action that is illegal.
(h)    The Rights Agent and any stockholder, Affiliate, director, officer, agent, representative or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Rights Agent under this Rights Agreement. Nothing herein shall preclude the Rights Agent or any such shareholder, Affiliate, director, officer, agent, representative or employee from acting in any other capacity for the Company or for any other Person.
(i)    The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself (through its directors, officers and employees) or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, omission, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company or any other Person resulting from any such act, omission, default, neglect or misconduct absent any gross negligence, bad faith or willful misconduct ( each as determined by a final, non-appealable judgment of a court of competent jurisdiction) in the selection and continued employment thereof.
(j)    If, with respect to any Right Certificate surrendered to the Rights Agent for exercise, transfer, split up, combination or exchange, the registered holder thereof fails to properly complete and duly exercise the form of election to purchase or the form of assignment on the reverse side of such Right Certificate or such registered holder fails to comply in any other respect with the requirements set forth in Section 7 with respect to the exercise of Rights or the requirements set forth in Section 6 with respect to the transfer, split up, combination, exchange or replacement of Right Certificates, the Rights Agent shall not take any further action with respect to such request for exercise, transfer, split up, combination, exchange or replacement, without first consulting with the Company.
(k)    The Rights Agent shall not be obligated to expend or risk its own funds or to take any action that it believes would expose or subject it to expense or liability or to a risk of incurring expense or liability, unless it has been furnished with assurances of repayment or indemnity satisfactory to it. The Rights Agent shall have no responsibility to the Company, any holders of Rights or any holders of Common Shares for interest or earnings on any moneys held by the Rights Agent pursuant to this Rights Agreement.
(l)    The Rights Agent shall not be deemed to have any knowledge of any event which it was supposed to have received notice thereof hereunder, and the Rights Agent shall be fully protected and shall incur no liability for failing to take any action in connection therewith unless and until it has received such notice.
(m)    In the event the Rights Agent reasonably believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by the Rights Agent hereunder, the Rights Agent may, in its sole discretion, refrain from taking any action, and shall be fully protected and shall not be liable in any way to the Company or other Person or entity for refraining from taking such action, unless the Rights Agent receives written instructions signed by the Company which eliminates such ambiguity or uncertainty to the reasonable satisfaction of the Rights Agent.
(n)    The Rights Agent shall not have any duty or responsibility in the case of the receipt of any written demand from any registered holder with respect to any action or default by the Company, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or to make any demand upon the Company.
The terms under this Section 20 shall survive the termination, replacement or removal of the Rights Agent hereunder.
Section 21.    Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Rights Agreement upon thirty (30) days’ notice in writing mailed to the Company and, in the event that the Rights Agent or one of its Affiliates is not also the transfer agent for the Company, to each transfer agent of the shares of Common Shares or the Preferred Shares known to the Rights Agent. In the event the transfer agency relationship in effect between the Company and the Rights Agent terminates, the Rights Agent will be deemed to have resigned automatically and be discharged from its duties under this Agreement as of the effective date of such termination, and the Company shall be responsible for sending any required notice. The Company may remove the Rights Agent or any successor Rights Agent upon thirty (30) days’ notice in writing mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares or the Preferred Shares by registered or certified mail, and to the holders of the Rights Certificates (or, prior to the Distribution Date, of the Common Shares) by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (or, prior to the Distribution Date, of Common Shares) (who shall, with such notice, submit his, her or its Rights Certificate or, prior to the Distribution Date, the certificate representing his, her or its Common Shares, for inspection by the Company), then the incumbent Rights Agent or registered holder of any Rights Certificate (or, prior to the Distribution Date, of the Common Shares) may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be either (A) a Person in good standing organized and doing business under the laws of the United States or of any state of the United States so long as such Person is authorized under such laws to exercise stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent, including its Affiliates, a combined capital and surplus of at least fifty million dollars ($50,000,000), or (B) an Affiliate of a Person described in clause (A) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; provided, however, that the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose, but such predecessor Rights Agent shall not be required to make any additional expenditure or assume any additional liability in connection with the foregoing; and, except as the context herein otherwise requires, such successor Rights Agent shall be deemed to be the “Rights Agent” for all purposes of this Agreement. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares and the Preferred Shares, and mail a notice thereof in writing to the registered holders of the Rights Certificates (or, prior to the Distribution Date, of the Common Shares). Failure to give any notice provided for in this Section 21, however, or any defect therein shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.
Section 22.    Issuance of New Right Certificates. Notwithstanding any of the provisions of this Rights Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Rights Agreement.
Section 23.    Redemption. (a) The Board of Directors of the Company may, at its option, at any time prior to the Distribution Date, redeem all but not less than all of the then outstanding Rights at a redemption price of $0.01 per Right, appropriately adjusted to reflect any stock split, stock combination, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the “Redemption Price”). Notwithstanding anything contained in this Rights Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of the event described in Section 11(a)(ii) until such time as the Company’s right of redemption hereunder has expired. The redemption of the Rights by the Board of Directors of the Company may be made effective at such time, on such basis and with such conditions as the Board of Directors of the Company, in its sole discretion, may establish. The Company may, at its option, pay the Redemption Price in cash, Common Shares (based on the current market price at the time of redemption) or any other form of consideration deemed appropriate by the Board of Directors.
(a)    Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights pursuant to paragraph (a) of this Section 23, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. The Company shall promptly give public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the legality or validity of such redemption. Within ten (10) days after such action of the Board of Directors of the Company ordering the redemption of the Rights, the Company shall mail a notice of redemption to the Rights Agent and to all of the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 (b) or in Section 24 hereof, and other than in connection with the purchase of Common Shares prior to the Distribution Date.
(b)    Stockholder Referendum for Qualifying Offers.
(i)    In the event the Company receives a Qualifying Offer and the Board of Directors has not redeemed the outstanding Rights or exempted such Qualifying Offer from the terms of this Rights Agreement or called a special meeting of stockholders for the purpose of voting on whether or not to exempt such Qualifying Offer from the terms of this Rights Agreement, in each case, by the end of ninety (90) Business Days following the commencement of such Qualifying Offer within the meaning of Rule 14d-2(a) under the Exchange Act (the “Board Evaluation Period”), the holders of record (or their duly authorized proxy) of at least ten percent (10%) or more of the Common Shares then outstanding (excluding Common Shares that are Beneficially Owned by the Person making the Qualifying Offer) (the “Requisite Percentage”) may submit to the Board of Directors, not earlier than seventy (70) Business Days nor later than ninety (90) Business Days following the commencement of such Qualifying Offer within the meaning of Rule 14d-2(a) under the Exchange Act, a written demand complying with the terms of this Section 23(c)(i) (the “Special Meeting Demand”) directing the Board of Directors to submit to a vote of stockholders at a special meeting of the stockholders of the Company (a “Special Meeting”) a resolution exempting such Qualifying Offer from the provisions of this Rights Agreement (the “Qualifying Offer Resolution”). For purposes of a Special Meeting Demand, the record date for determining eligible holders of record shall be the sixtieth (60th) Business Day following the commencement of such Qualifying Offer within the meaning of Rule 14d-2(a) under the Exchange Act. Any Special Meeting Demand must be delivered to the Secretary of the Company at the office or offices designated for such purpose of the Company and must set forth as to the stockholders of record executing the request (i) the name and address of such stockholders, as they appear on the Company’s books and records, (ii) the class and number of Common Shares which are owned of record by each of such stockholders and (iii) in the case of Common Shares that is owned beneficially by another Person, an executed certification by the holder of record that such holder has executed such Special Meeting Notice only after obtaining instructions to do so from such beneficial owner.
(ii)    After receipt of Special Meeting Demands in proper form and in accordance with this Section 23(c)(ii) from a stockholder or stockholders holding the Requisite Percentage, the Board of Directors shall take such actions as are necessary or desirable to cause the Qualifying Offer Resolution to be so submitted to a vote of stockholders at a Special Meeting to be convened within ninety (90) Business Days following the last day of the Board Evaluation Period (the “Special Meeting Period”) by including a proposal relating to adoption of the Qualifying Offer Resolution in the proxy materials of the Company for the Special Meeting; provided, however, that if the Company at any time during the Special Meeting Period and prior to a vote on the Qualifying Offer Resolution enters into a Definitive Acquisition Agreement, the Special Meeting Period may be extended (and any Special Meeting called in connection therewith may be cancelled) if the Qualifying Offer Resolution will be separately submitted to a vote at the same meeting as the Definitive Acquisition Agreement. Subject to the requirements of applicable law, the Board of Directors may take a position in favor of or opposed to the adoption of the Qualifying Offer Resolution, or no position with respect to the Qualifying Offer Resolution, as it determines to be appropriate in the exercise of its fiduciary duties.
(iii)     In the event that no Person has become an Acquiring Person prior to the Exemption Date and the Qualifying Offer continues to be a Qualifying Offer and either (i) the Special Meeting is not convened on or prior to the last day of the Special Meeting Period (the “Outside Meeting Date”), or (ii) if, at the Special Meeting at which a quorum is present, a majority of the Common Shares outstanding as of the record date for the Special Meeting selected by the Board of Directors (excluding Common Shares beneficially owned by the Person making the Qualified Offer and such Person’s Affiliates and Associates) shall vote in favor of the Qualifying Offer Resolution, then the Qualifying Offer shall be deemed exempt from the application of this Rights Agreement in all respects to such Qualifying Offer so long as it remains a Qualifying Offer, such exemption to be effective on the close of business on (i) the Outside Meeting Date or (ii) the date on which the results of the vote on the Qualifying Offer Resolution at the Special Meeting are certified as official by the appointed inspectors of election for the Special Meeting, as the case may be (the “Exemption Date”). Notwithstanding anything herein to the contrary, no action or vote by stockholders not in compliance with the provisions of this Section 23(c)(iii) shall serve to exempt any offer from the terms of this Rights Agreement. Immediately upon the close of business on the Exemption Date, and without any further action and without any notice, the right to exercise the Rights with respect to the Qualifying Offer will terminate and, notwithstanding anything in this Rights Agreement to the contrary, the consummation of the Qualifying Offer shall not cause the offeror (or its Affiliates or Associates) to become an Acquiring Person; and the Rights shall immediately expire and have no further force and effect upon such consummation.
(iv)     Nothing contained herein shall be construed to suggest or imply that the Board of Directors shall not be entitled to reject any Qualifying Offer or any other tender offer or other acquisition proposal, or to recommend that holders of Common Shares reject any Qualifying Offer or any other tender offer or other acquisition proposal, or to take any other action (including, without limitation, the commencement, prosecution, defense or settlement of any litigation and the submission of additional or alternative offers or other proposals) with respect to any Qualifying Offer or any other tender offer or other acquisition proposal that the Board of Directors believes is necessary or appropriate in the exercise of such fiduciary duty.
Section 24.    Exchange. (a) The Board of Directors of the Company may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to the provisions of Section 11(a)(ii) hereof) for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any adjustment in the number of Rights pursuant to Section 11(a)(i) (such exchange ratio being hereinafter referred to as the “Exchange Ratio”). Notwithstanding the foregoing, the Board of Directors of the Company shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, or any entity holding Common Shares for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Shares then outstanding.
(a)    Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to paragraph (a) of this Section 24 (b) and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become null and void pursuant to the provisions of Section 11(a)(ii) hereof) held by each holder of Rights.
(b)    In the event that there shall not be sufficient Common Shares issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24(c), the Company shall take all such action as may be necessary to authorize additional Common Shares for issuance upon exchange of the Rights. In the event the Company shall, after good faith effort, be unable to take all such action as may be necessary to authorize such additional Common Shares, the Company shall substitute, for each share of Common Shares that would otherwise be issuable upon exchange of a Right, a number of Preferred Shares or fraction thereof (or a security with substantially similar rights, privileges, preferences, voting power and economic rights) such that the current per share market price of one Preferred Share (or other such security) multiplied by such number or fraction is equal to the current per share market price of one Common Share as of the date of issuance of such Preferred Shares or fraction thereof (or other such security).
(c)    The Company shall not be required to issue fractions of Common Shares or to distribute certificates which evidence fractional Common Shares. In lieu of such fractional Common Shares, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional Common Shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Common Share. For the purposes of this paragraph (d), the current market value of a whole Common Share shall be the closing price of a Common Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.
Section 25.    Notice of Certain Events. (a) In case the Company, at any time after the Distribution Date, shall propose (i) to pay any dividend payable in stock of any class to the holders of its Preferred Shares or to make any other distribution to the holders of its Preferred Shares (other than a regular quarterly cash dividend), (ii) to offer to the holders of its Preferred Shares rights or warrants to subscribe for or to purchase any additional Preferred Shares or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares), (iv) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person, (v) to effect the liquidation, dissolution or winding up of the Company, or (vi) to declare or pay any dividend on the Common Share payable in Common Shares or to effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares), then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Shares and/or Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of the Preferred Shares for purposes of such action, and in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares and/or Preferred Shares, whichever shall be the earlier.
(a)    In case the event set forth in Section 11(a)(ii) hereof shall occur, then the Company shall as soon as practicable thereafter give to the Rights Agent and each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under Section 11(a)(ii) hereof.
Section 26.    Notices. Notices or demands authorized by this Rights Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made in writing and sent by overnight courier service or first-class mail, postage prepaid, in either case, addressed (until another address is filed in writing with the Rights Agent) as follows:
The Ultimate Software Group, Inc.
2000 Ultimate Way
Weston, Florida 33326
Attention: Corporate Secretary
Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Rights Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made in writing and sent by overnight courier service or first-class mail, postage prepaid, in either case, addressed (until another address is filed in writing with the Company) as follows:
Computershare Trust Company, N.A.
250 Royall Street
Canton, MA 02021
Attention: Client Services
Notices or demands authorized by this Rights Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.
Section 27.    Supplements and Amendments. The Company may from time to time supplement or amend this Rights Agreement without the approval of any holders of Rights in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, to shorten or lengthen any time period hereunder or to make, amend or delete any other provisions with respect to the Rights which the Board of Directors of the Company may deem necessary or desirable, any such supplement or amendment to be evidenced by a writing signed by the Company and the Rights Agent; provided, however, that, from and after such time as any Person becomes an Acquiring Person, this Rights Agreement shall not be amended in any manner that would adversely affect the interests of the holders of Rights. Without limiting the foregoing, the Company may, at any time prior to such time as any Person becomes an Acquiring Person, amend this Rights Agreement to (A) make the provisions of this Rights Agreement inapplicable to a particular transaction by which a Person would otherwise become an Acquiring Person or to otherwise alter the terms and conditions of this Rights Agreement as they may apply with respect to any such transaction, or (B) lower the thresholds set forth in Section 1(a) and Section 3(a) to not less than 10% or more of the Common Shares then outstanding (the “Reduced Threshold”); provided, however, that no Person who Beneficially Owns a number of Common Shares equal to or greater than the Reduced Threshold shall become an Acquiring Person because of such Amendment unless such Person, after the public announcement of the Reduced Threshold, purchases one or more additional Common Shares such that its Beneficial Ownership of the then outstanding Common Shares is equal to or greater than the greater of (x) the Reduced Threshold or (y) the lowest Beneficial Ownership of such Person as a percentage of the Common Shares outstanding as of any date on or after the date of the public announcement of such Reduced Threshold. Upon delivery of a certificate executed by an appropriate officer of the Company and, if requested by the Rights Agent, an opinion of counsel, that states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything contained in this Rights Agreement to the contrary, the Rights Agent may, but shall not be obligated to, enter into any supplement or amendment that affects the Rights Agent’s own rights, duties, obligations or immunities under this Rights Agreement. Prior to the Distribution Date, the interests of the holders of the Rights shall be deemed coincident with the interests of the holders of Common Shares.
Section 28.    Successors. All the covenants and provisions of this Rights Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.
Section 29.    Determinations and Actions by the Board of Directors. Except as otherwise specifically provided herein, the Board of Directors shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors or to the Company hereunder, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power (i) to interpret the provisions of this Agreement, and (ii) to make all determinations deemed necessary or advisable for the administration of this Agreement. All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board of Directors in good faith shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject the Board of Directors or any member thereof to any liability to the holders of the Rights. The Rights Agent shall always be entitled to assume that the Board of Directors acted in good faith and will be fully protected and incur no liability in reliance thereon.
Section 30.    Benefits of This Rights Agreement.
(a)    Nothing in this Rights Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, of the Common Shares) any legal or equitable right, remedy or claim under this Rights Agreement; provided, however, that this Rights Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, of the Common Shares).
Section 31.    Severability. If any term, provision, covenant or restriction of this Rights Agreement is held by a court of competent jurisdiction or other authority to be invalid, null and void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Rights Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that if such excluded provision shall affect the rights, immunities, duties or obligations of the Rights Agent, the Rights Agent shall be entitled to resign immediately.
Section 32.    Governing Law. This Rights Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.
Section 33.    Counterparts. This Rights Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Rights Agreement executed and/or transmitted electronically shall have the same authority, effect and enforceability as an original signature.
Section 34.    Descriptive Headings. Descriptive headings of the several Sections of this Rights Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

Section 35.    Force Majeure. Notwithstanding anything to the contrary contained herein, the Rights Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.

IN WITNESS WHEREOF, the parties hereto have caused this Rights Agreement to be properly completed and duly executed and attested, all as of the day and year first above written.

THE ULTIMATE SOFTWARE GROUP, INC.

By:	/s/ Felicia Alvaro
	Name:	Felicia Alvaro
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

COMPUTERSHARE TRUST COMPANY, N.A.

By:	/s/ Elizabeth Branham
	Name:	Elizabeth Branham
	Title:	AVP Relationship Manager

EXHIBIT A
FORM of
CERTIFICATE OF DESIGNATIONS
of
SERIES A JUNIOR PARTICIPATING PREFERRED STOCK
of
THE ULTIMATE SOFTWARE GROUP, INC.
(Pursuant to Section 151 of the Delaware General Corporation Law)

The Ultimate Software Group, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the “Corporation”), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation as required by Section 151 of the General Corporation Law at a meeting duly called and held on October 22, 1998:
RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (hereinafter called the “Board of Directors” or the “Board”) in accordance with the provisions of the Restated Certificate of Incorporation, the Board of Directors hereby creates a series of Preferred Stock of the Corporation, par value $0.01 per share (the “Preferred Stock”), and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:
Series A Junior Participating Preferred Stock:
Section 1.    Designation and Amount. The shares of such series shall be designated as “Series A Junior Participating Preferred Stock” (the “Series A Preferred Stock”) and the number of shares constituting the Series A Preferred Stock shall be 500,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.
Section 2.    Dividends and Distributions.
(A)    Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, par value $0.01 per share (the “Common Stock”), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non- cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
(B)    The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.
(C)    Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.
Section 3.    Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:
(A)    Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
(B)    Except as otherwise provided herein, in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.
(C)    Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.
Section 4.    Certain Restrictions.

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(A)    Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:
(i)    declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;
(ii)    declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;
(iii)    redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or
(iv)    redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.
(B)    The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.
Section 5.    Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon

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their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Restated Certificate of Incorporation, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.
Section 6.    Liquidation, Dissolution or Winding up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
Section 7.    Consolidation, Merger, Etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the

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event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
Section 8.    No Redemption. The shares of Series A Preferred Stock shall not be redeemable.
Section 9.    Rank. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation’s Preferred Stock.
Section 10.    Amendment. The Restated Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.
IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Corporation by its President and attested by its Secretary this the 22nd day of October, 1998.

THE ULTIMATE SOFTWARE GROUP, INC.

By:	/s/ Scott Scherr
	Name:	Scott Scherr
	Title:	Chairman of the Board, President and Chief Executive Officer

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Attest:

By:	/s/ Vivian Maza
	Name:	Vivian Maza
	Title:	Secretary

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EXHIBIT B
Form of Right Certificate
Certificate No. R- _________ Rights
NOT EXERCISABLE AFTER OCTOBER 22, 2021 OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $0.01 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT.
Rights Certificate
THE ULTIMATE SOFTWARE GROUP, INC.
This certifies that __________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Amended and Restated Rights Agreement, dated as of October 19, 2018 (the “Rights Agreement”), between The Ultimate Software Group, Inc., a Delaware corporation (the “Company”), and Computershare Trust Company, N.A. (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 p.m., New York time, on October 22, 2021 at the principal office of the Rights Agent, or at the office of its successor as Rights Agent, one one-hundredth of a fully paid non-assessable share of Series A Junior Participating Preferred Stock of the Company, par value $0.01 per share (the “Preferred Shares”), at a purchase price of $438 per one one-hundredth of a Preferred Share (the “Purchase Price”), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of one one-hundredths of a Preferred Share which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of ____________ ___, 20___ based on the Preferred Shares as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of one one-hundredths of a Preferred Share which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.
This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the offices of the Rights Agent.

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This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.
Subject to the provisions of the Rights Agreement, the Rights evidenced by this Right Certificate (i) may be redeemed by the Company at a redemption price of $0.01 per Right or (ii) may be exchanged, in whole or in part, for Preferred Shares or shares of the Company’s Common Stock, par value $0.01 per share.
No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof, a cash payment will be made, as provided in the Rights Agreement.
No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.
This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

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WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.
Dated as of October 19, 2018.

THE ULTIMATE SOFTWARE GROUP, INC.

By:	/s/ Felicia Alvaro
	Name:	Felicia Alvaro
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

COUNTERSIGNED:
COMPUTERSHARE TRUST COMPANY, N.A.

By:	/s/ Elizabeth Branham
	Name:	Elizabeth Branham
	Title:	AVP Relationship Manager

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Form of Reverse Side of Right Certificate
FORM OF ASSIGNMENT
(To be executed by the registered holder if such holder desires to transfer the Right Certificate.)
FOR VALUE RECEIVED ___________________________________________ hereby sells, assigns and transfers unto ________________________________________________________________________
________________________________________________________________________
(Please print name and address of transferee) this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint __________________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.
Dated: ____________________________
Signature __________________________
Signature Guaranteed:
Signatures must be guaranteed by an eligible guarantor institution (a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934.
CERTIFICATE
The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement). After due inquiry and to the best knowledge of the undersigned, the Rights evidenced by this Right Certificate were not acquired or beneficially owned by an Acquiring Person or an Affiliate or Associate thereof.
Dated: ____________________________
Signature __________________________
The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

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FORM OF ELECTION TO PURCHASE
(To be executed if holder desires to exercise Rights
represented by the Right Certificate.)
To: THE ULTIMATE SOFTWARE GROUP, INC.
The undersigned hereby irrevocably elects to exercise ____________ Rights represented by this Right Certificate to purchase the Preferred Shares issuable upon the exercise of such Rights and requests that certificates for such Preferred Shares be issued in the name of:
Please insert social security or other identifying number:

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:
Please insert social security or other identifying number:
_________________________
(Please print name and address)
_________________________
Dated:
Signature _________________
Signature Guaranteed:
Signatures must be guaranteed by an eligible guarantor institution (a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934.

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CERTIFICATE
The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement). After due inquiry and to the best knowledge of the undersigned, the Rights evidenced by this Right Certificate were not acquired or beneficially owned by an Acquiring Person or an Affiliate or Associate thereof.
Dated:
Signature
The signature in the Form of Assignment or Form of Election to Purchase, as the case may be, must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.
In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

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EXHIBIT C
SUMMARY OF RIGHTS TO PURCHASE
PREFERRED SHARES
On October 22, 1998, the Board of Directors of The Ultimate Software Group, Inc. (the “Company”) declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock, par value $0.01 per share (the “Common Shares”), of the Company. The dividend was payable on November 15, 1998 (the “Record Date”) to the stockholders of record on that date, and effective October 19, 2018, the Board of Directors of the Company approved amending the Company’s outstanding Rights on each outstanding share of Common Stock. Except as set forth below, each Right, as amended, entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock of the Company, par value $0.01 per share (the “Preferred Shares”), at a price of $438 per one one-hundredth of a Preferred Share (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in an Amended and Restated Rights Agreement (the “Rights Agreement”) between the Company and Computershare Trust Company, N.A. as Rights Agent (the “Rights Agent”).
DISTRIBUTION DATE; EXERCISABILITY
Initially, the Rights will be attached to all Common Share certificates and no separate Rights certificates will be issued. Separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Shares as of the close of business on the earlier to occur of (i) the tenth business day following a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired beneficial ownership of 20% or more of the outstanding Common Shares (which includes for this purpose stock referenced in derivative transactions and securities) or (ii) the tenth business day (or such date as may be determined by action of the Board of Directors of the Company prior to such time as any person becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 20% or more of the outstanding Common Shares (the earlier of such dates being the “Distribution Date”).
The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), (i) the Rights will be transferred with and only with the Common Shares, (ii) new Common Share certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate.
The Rights are not exercisable until the Distribution Date. The Rights will expire on October 22, 2021 (the “Expiration Date”), unless the Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case, as described below.
FLIP-IN
If a person or group becomes an Acquiring Person each holder of a Right will thereafter have the right to receive, upon exercise, Common Shares (or, in certain circumstances, Preferred Shares or other similar securities of the Company) having a value equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, following the existence of an Acquiring Person, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void.
For example, at an exercise price of $438 per Right, each Right not owned by an Acquiring Person following an event set forth in the preceding paragraph would entitle its holder to purchase $876 worth of Common Shares (or other consideration, as noted above) for $438. Assuming a value of $219 per Common Share at such time, the holder of each valid Right would be entitled to purchase four Common Shares for $438.
FLIP-OVER
In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold after a person or group has become an Acquiring Person, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right.
EXCHANGE
At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one Common Share, or one one-hundredth of a Preferred Share

(or of a share of a class or series of the Company’s preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).
REDEMPTION
At any time prior to the Distribution Date, the Board of Directors of the Company may redeem the Rights, in whole but not in part, at a price of $0.01 per Right (the “Redemption Price”). The redemption of the Rights may be made effective at such time on such basis with such conditions as the Board of Directors, in its sole discretion, may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price. Notwithstanding anything in the Rights Agreement, the “flip-in” provision (described above) would not be triggered until the Board of Directors’ right of redemption described in this paragraph has expired.
AMENDMENT
The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, except that from and after the Distribution Date no such amendment may adversely affect the interests of the holders of the Rights (other than the Acquiring Person).
ADJUSTMENT
The number of outstanding Rights and the number of one one-hundredths of a Preferred Share issuable upon exercise of each Right are subject to adjustment under certain circumstances.
PREFERRED STOCK
Because of the nature of the Preferred Shares’ dividend, liquidation and voting rights, the value of the one one-hundredth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share.
RIGHTS OF HOLDERS
Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.
FURTHER INFORMATION
A copy of the Rights Agreement will be attached as an Exhibit to a Current Report on Form 8-K to be filed with the Securities and Exchange Commission on October 19,

2018. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.